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                                                                    Exhibit 21.1

PARADIGM GEOPHYSICAL LTD.

SUBSIDIARY COMPANIES (including wholly owned subsidiaries of subsidiaries).


                                                      COUNTRY OF
COMPANY NAME                                          INCORPORATION
------------                                          --------------

Paradigm Geophysical Ltd.                             Israel
Paradigm Geophysical Corp.                            United States
Paradigm Geophysical (R & D) Corp.                    United States
Paradigm Geophysical Canada Ltd.                      Canada
Paradigm Geophysical (UK) Limited                     UK
Paradigm Geophysical  Europe  Limited                 UK
Paradigm Geophysical Services Limited                 UK
Paradigm Geophysical Pte Ltd.                         Singapore
Paradigm Geophysical Pty Ltd.                         Australia
Paradigm Geophysical de Venezuela C.A.                Venezuela
Paradigm Geophysical S.A.                             Argentina
PT Paradigm Geophysical (Indonesia)                   Indonesia


REPRESENTATIVE OFFICES

Paradigm Geophysical Ltd. - Beijing Representative office
Paradigm Geophysical Europe Limited - Moscow Representative
Office
Paradigm Geophysical Services Limited - Moscow Representative
Office
Paradigm Geophysical (UK) Limited - Bahrain Representative Office